EXHIBIT 5

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                  [LETTERHEAD]


                                January 23, 1997



Advanced Electronic Support Products, Inc.
1810 N.E. 144th Street
North Miami, Florida  33181

        RE:  REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

        We have acted as special counsel to Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), with respect to the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering for sale by the Company under the Securities Act of 1933, as amended (the "Securities Act"), up to 862,500 shares of common stock of the Company, $.001 par value (the "Common Stock"), and up to 862,500 common stock purchase warrants of the Company (the "Warrants").

        Based on our review of the Articles of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Common Stock and the Warrants, if and when issued and paid for in accordance with the terms of the Underwriting Agreement by and among the Company, and Argent Securities, Inc. and Corporate Securities Group, Inc., on their own behalf and as representatives of certain underwriters, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.


                                        /s/ AKERMAN, SENTERFITT & EIDSON, P.A.
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